UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2018

AMESITE INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55804	82-1433756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East Washington Street

Suite B

Ann Arbor, MI 48104

(Address of Principal Executive Offices)

(650) 516-7633

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

Departure of Chief Accounting Officer

On November 9, 2018, Benjamin Williams announced his intention to resign as Chief Financial Officer of Amesite Inc. (the “Company”).  Mr. Williams resignation was effective November 9, 2018.  Mr. Williams confirmed that his resignation is for personal reasons and did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

Appointment of Chief Financial Officer

Effective November 12, 2018, the Board of Directors of the Company appointed Richard D. DiBartolomeo to serve as the Company’s Chief Financial Officer. From January 1982 to October 2007, Mr. DiBartolomeo served as a Partner at Deloitte & Touche, LLP. From October 2007 to March 2010, Mr. DiBartolomeo served as Principal in Charge of Assurance and Advisory Services for the Southeastern Michigan offices of the The Rehmann Group. From April 2010 to June 2012, Mr. DiBartolomeo served as Executive Director for the Rick Snyder for Michigan Committee. From June 2012 to October 2014, Mr. DiBartolomeo served as Administrator-Defined Contributions, Trust & Agencies Division for the State of Michigan. From October 2014 to January 2016, Mr. DiBartolomeo served as Chief Financial Officer-Unemployment Insurance Agency of the State of Michigan. Since May 2016, Mr. DiBartolomeo has been providing part time CFO consulting services to small and mid-size companies.

There are no family relationships between Mr. DiBartolomeo and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. DiBartolomeo as Chief Financial Officer, the Company and Mr. DiBartolomeo entered into a consulting agreement, effective November 12, 2018 (the “Consulting Agreement”), pursuant to which Mr. DiBartolomeo will receive a flat rate of $5,000 per month for his services. Under the terms of the Consulting Agreement, the Company will engage Mr. DiBartolomeo as an independent contractor to perform certain services, including but not limited to, serving as the Company’s Chief Financial Officer and performing services normally provided by a chief financial officer. The engagement of Mr. DiBartolomeo pursuant to the Consulting Agreement will continue until the earlier of (i) the final completion of his Services (as such term is defined in the Consulting Agreement), or (ii) the termination of the Consulting Agreement as provided in the Consulting Agreement. Each party to the Consulting Agreement may terminate such agreement upon providing 21 days’ prior written notice of such termination to the other party. In addition, the Company may terminate the Consulting Agreement immediately and without prior notice under certain circumstances.

The foregoing description of the terms of Mr. DiBartolomeo’s consulting agreement is qualified in its entirety by reference to the provisions of the employment agreement filed as an Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Consulting Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMESITE INC.

Date:	November 15, 2018	By:	/s/ Ann Marie Sastry
		Name:	Ann Marie Sastry, Ph.D.
		Title:	Chief Executive Officer

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